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                                                                      EXHIBIT 12

BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(2) $(THOUSANDS)

                                                                YEARS ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------
                                            1993           1992           1991           1990           1989
                                         ----------     ----------     ----------     ----------     ----------
Calculation excluding interest on
  deposits
  Earnings:
    Income before taxes and change in
      accounting principle and equity
      in earnings of Bank One, Texas,
      NA (1)                             $1,699,119     $1,281,222     $  879,775     $  687,029     $  361,474
    Fixed charges                           329,874        304,443        394,563        435,768        439,339
    Less Capitalized interest                  (852)        (1,199)        (1,732)        (2,181)        (2,338)
                                         ----------     ----------     ----------     ----------     ----------
                                         $2,028,341     $1,584,466     $1,272,606     $1,120,616     $  798,475
                                         ==========     ==========     ==========     ==========     ==========

  Fixed charges:
    Interest expense including
      interest factor of capitalized
      leases and amortization of
      deferred debt expense              $  282,556     $  263,412     $  358,234     $  403,418     $  411,975
    Portion of rental payments under
      operating leases deemed to be
      interest                               47,319         41,031         38,929         32,950         27,364
                                         ----------     ----------     ----------     ----------     ----------
    Fixed charges                        $  329,874     $  304,443     $  394,563     $  435,768     $  439,339
                                         ==========     ==========     ==========     ==========     ==========
Ratio of earnings to fixed charges
  excluding interest on deposits               8.15x          5.20x          3.23x          2.57x          1.82x
Calculation including interest on
  deposits
  Earnings:
    Income before income taxes and
      change in accounting principle
      and equity in earnings of Bank
      One, Texas, NA (1)                 $1,699,119     $1,281,222     $  879,775     $  687,029     $  361,474
    Fixed charges                         1,693,019      2,162,694      2,762,687      2,910,253      2,698,125
    Less: Capitalized interest                 (652)        (1,199)        (1,732)        (2,181)        (2,338)
                                         ----------     ----------     ----------     ----------     ----------
                                         $3,391,486     $3,442,717     $3,640,730     $3,595,101     $3,057,281
                                         ==========     ==========     ==========     ==========     ==========
  Fixed charges
    As detailed above                    $  329,674     $  304,443     $  394,563     $  435,788     $  439,339
    Interest on deposits                  1,363,145      1,858,251      2,368,124      2,474,485      2,258,786
                                         ----------     ----------     ----------     ----------     ----------
    Fixed charges                        $1,693,019     $2,162,694     $2,762,687     $2,910,253     $2,698,125
                                         ==========     ==========     ==========     ==========     ==========
Ratio of earnings to fixed charges
  including interest on deposits               2.00x          1.59x          1.32x          1.24x          1.13x

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(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991

(2) Prior period balances have been restated to reflect the first quarter 1993 pooling of interests of Valley National Corporation and the second quarter 1993 poolings of interests of Key Centurion Bancshares, Inc. and First Community Bancorp, Inc.

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